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                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                    PASS THROUGH CERTIFICATES, SERIES 2003-1G
                                       OF
                              DELTA AIR LINES, INC.

                  As set forth in the prospectus, dated      , 2003 (the
"Prospectus"), of Delta Air Lines, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") registered Pass Through Certificates, Series 2003-1G (the "New Class G Certificates") for any and all of its outstanding Pass Through Certificates, Series 2003-1G (the "Old Class G Certificates"), if (i) certificates representing such Old Class G Certificates to be tendered for exchange are not immediately available, or (ii) certificates representing such Old Class G Certificates, the Letter of Transmittal, or any other documents cannot be delivered to the Exchange Agent prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth below. All capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus, unless the context otherwise indicates.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2003,
UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD CLASS G CERTIFICATES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                               The Exchange Agent:

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                     c/o U.S. Bank Corporate Trust Services
                              180 East Fifth Street
                               St. Paul, MN 55101
                         Attention: Specialized Finance

                                  By Facsimile:
                                 (651) 244-1537

                              Confirm by Telephone:
                                 (800) 934-6802

                  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

                  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Class G Certificates set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

                  The undersigned understands that tenders of Old Class G Certificates will be accepted only in principal amounts equal to $100,000 or integral multiples thereof. The undersigned understands that tenders of Old Class G Certificates pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York time, on the Expiration Date. Tenders of Old Class G Certificates may also be withdrawn if the Exchange Offer is terminated without any such Old Class G Certificates being exchanged thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer--Withdrawal of Tenders."

                  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or        Name(s) of Registered Holder(s):
Authorized Signatory:

______________________________________        __________________________________

______________________________________        __________________________________

______________________________________        __________________________________

Principal Amount of Old Class G               Address:
Certificates Tendered:

______________________________________        __________________________________

                                              __________________________________

                                              __________________________________

Certificate No(s). of Old Class G             Area Code and Telephone No.: _____
Certificates (if available):

______________________________________        If Old Class G Certificates will
                                              be delivered by book-entry
______________________________________        transfer at The Depository Trust
                                              Company, insert Depository Account
                                              No.:

                                              __________________________________


Date: ________________________________

                                      -2-

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                  This Notice of Guaranteed Delivery must be signed by the
registered holder(s) of Old Class G Certificates exactly as its (their) name(s) appear(s) on the certificate(s) for Old Class G Certificates or on a security position listing as the owner of Old Class G Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES):

Name (s):   ____________________________________________________________________

            ____________________________________________________________________

Capacity:   ____________________________________________________________________

Address(es):___________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

DO NOT SEND OLD CLASS G CERTIFICATES WITH THIS FORM. OLD CLASS G CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                  The undersigned, a member firm of a registered national
securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby (a) represents that each holder of Old Class G Certificates on whose behalf this tender is being made "own(s)" the Old Class G Certificates covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Class G Certificates complies with Rule 14e-4, and (c) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal or a facsimile thereof, or an Agent's Message (as defined in "The Exchange Offer--Book-Entry Transfer" in the Prospectus) in lieu of the Letter of Transmittal, together with certificates representing the Old Class G Certificates covered hereby in proper form for the transfer (or confirmation of the book-entry transfer of such Old Class G Certificates into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

                  The undersigned acknowledges that it must deliver the Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and Old Class G Certificates tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm: ___________________________     __________________________________
                                                     AUTHORIZED SIGNATURE

Address: ________________________________     Name: ____________________________

         ________________________________
                                              Title: ___________________________

Area Code and Telephone No.: ____________     Date: ____________________________

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